10f-3 Transactions


Fund:   Value Portfolio
Issuer: Valero Energy Corporation Conv Pfd
Ticker: VLO.PP
Principal Amount:   $ 172,500,000
Amount Purchased:	  $     962,500
Trade date:   6/22/2000
Price:   $25.00
Broker:  MSCO
Underwriting spread: 3.00%



Fund:   Focused Value Portfolio
Issuer:  Valero Energy Corporation
Ticker:  VLO
Principal Amount:  $ 174,167,500
Amount Purchased:  $ 46,600, $ 579,587.50 (split order)
Trade date:   6/22/2000
Price:   $29.125
Broker:   LEHM, MSCO
Underwriting spread: 4.2575%



Fund  International Equity
Underwriter  ING Barings
Name of issuer  ING Barings
Title of security  Mobile Telesystems
Date of offering  30/Jun/00
Amount of  Total Offering  15,010,612 shares
Unit Price  21.5
Underwriting Spread or Commission 0.52
Dollar Amount of Purchases  $ 107,070
Number of Shares Purchased  4,980
Years of Continuous Operation  3+
% of Offering Purchased by Portfolio  0.03%
% of Offering Purchased by other Portfolio of the Fund & other Investment companies advised by the Adviser or any Subadviser 2.67% Sum 0f (14)and (15) 2.70%
% of Portfolio Assets applied to the Purchase  0.19%
Is the adviser, any subadviser or any person of which the Adviser or subadviser is an affiliated person, a manager or Comanager of the offering? NO
Were Purchases Designated as Group Sales or otherwise allocated
To the adviser, any subadviser or any person of whom the adviser
Or subadviser is an affiliated person?  NO



Fund  International Equity
Underwriter  Morgan Stanley
Name of issuer  Morgan Stanley
Title of security  China Unicom
Date of offering  21/Jun/00
Amount of  Total Offering  233,617,000 shares
Unit Price  $19.99
Underwriting Spread or Commission  $0.36
Dollar Amount of Purchases  $ 403,598
Number of Shares Purchased  20,190
Years of Continuous Operation  3+
% of Offering Purchased by Portfolio  0.01%
% of Offering Purchased by other Portfolio of the Fund & other Investment companies advised by the Adviser or any Subadviser 0.84% Sum 0f (14)and (15) 0.85%
% of Portfolio Assets applied to the Purchase  0.73%
Is the adviser, any subadviser or any person of which the Adviser or subadviser is an affiliated person, a manager or Comanager of the offering? NO
Were Purchases Designated as Group Sales or otherwise allocated
To the adviser, any subadviser or any person of whom the adviser
Or subadviser is an affiliated person?  NO



Fund  International Equity
Underwriter  Salomon Smith Barney
Name of issuer Salomon Smith Barney
Title of security  Numico
Date of offering   21/Jun/00
Amount of  Total Offering  186,000,000 shares
Unit Price  45.5EUR
Underwriting Spread or Commission  0.7167EUR
Dollar Amount of Purchases  $ 115,115
Number of Shares Purchased  2,750
Years of Continuous Operation 3+
% of Offering Purchased by Portfolio  0.00%
% of Offering Purchased by other Portfolio of the Fund & other Investment companies advised by the Adviser or any Subadviser 0.14% Sum 0f (14)and (15) 0.14%
% of Portfolio Assets applied to the Purchase 0.21%
Is the adviser, any subadviser or any person of which the Adviser or subadviser is an affiliated person, a manager or Comanager of the offering? NO
Were Purchases Designated as Group Sales or otherwise allocated
To the adviser, any subadviser or any person of whom the adviser
Or subadviser is an affiliated person?  NO



Fund: Mid-Cap Growth
Security: Genuity
Date of Transaction: 6/27/2000
Purchase Price per Unit:  11.00
Amount of commission per unit: 0.00
Gross Commission as a % of Price:  0.00
Total Amount of Offering:  1,913,010,000
Total Amount of Purchase:  247,500
Purchase as a % of Offering:  0.01%
Purchase as a % Fund Assets:  0.46%
Name of Affiliated Broker/dealer in Syndicate: 	Morhan Stanley, Dean Witter
Name of Broker\Dealer whom securities were purchased: Salomon Smith Barney



Fund International Equity Portfolio
Security Name  China Unicom Ltd. Ordinary Shares
Name of Underwriter from whom Purchased  Morgan Stanley
Name of Affiliated Participating Dealer  Jardine Fleming
Date of Offering  06/16/00
Amount of total offering  2,336,170,000 shares
Purchase Price(net of fees and expenses)  HK$ 15.58
Offering Price   HK$ 15.58
Commission  2.475%
Dollar Amount  US$ 171,931.05
% of Assets of Fund*  0.2797%
Shares Purchased  86,000
% of Offering Purchased  0.0037%
Seasoned or Unseasoned Yes
Manager or Co-Manager  Yes

* % of Assets is based on 6/30/00 market value, not trade date market value



Fund  International Equity
Underwriter  ABN Amro
Name of issuer  Granada Media
Title of security Granada Media
Date of offering  11/Jul/00
Amount of  Total Offering  260,869,565 shares
Unit Price  5.15
Underwriting Spread or Commission  0.0386
Dollar Amount of Purchased  $ 446,781
Number of Shares Purchased  55,970
Years of Continuous Operation  3+
% of Offering Purchased by Portfolio  0.02%
% of Offering Purchased by other Portfolio of the Fund & other Investment companies advised by the Adviser or any Subadviser 0.42% Sum 0f (14)and (15) 0.44%
% of Portfolio Assets applied to the Purchase  0.50%
Is the adviser, any subadviser or any person of which the Adviser or subadviser is an affiliated person, a manager or Comanager of the offering? NO
Were Purchases Designated as Group Sales or otherwise allocated
To the adviser, any subadviser or any person of whom the adviser
Or subadviser is an affiliated person?  NO



Fund  International Equity
Underwriter Morgan Stanley
Name of issuer  Turkcell
Title of security  Turkcell
Date of offering  10/Jul/00
Amount of  Total Offering 96,000,000 shares
Unit Price  $17.60
Underwriting Spread or Commission  $0.24
Dollar Amount of Purchased $ 20,300,000
Number of Shares Purchased  16,810
Years of Continuous Operation  3+
% of Offering Purchased by Portfolio  0.02%
% of Offering Purchased by other Portfolio of the Fund & other Investment companies advised by the Adviser or any Subadviser 1.15% Sum 0f (14)and (15) 1.17%
% of Portfolio Assets applied to the Purchase  0.50%
Is the adviser, any subadviser or any person of which the Adviser or subadviser is an affiliated person, a manager or Comanager of the offering? NO
Were Purchases Designated as Group Sales or otherwise allocated
To the adviser, any subadviser or any person of whom the adviser
Or subadviser is an affiliated person?  NO



Fund  International Equity
Underwriter  Golgman Sachs
Name of issuer  Tycom
Title of security   Tycom
Date of offering 26/Jul/00
Amount of  Total Offering  43,500,000 shares
Unit Price  $32.00
Underwriting Spread or Commission  $0.96
Dollar Amount of Purchased  $ 1,376,000
Number of Shares Purchased  506
Years of Continuous Operation  3+
% of Offering Purchased by Portfolio  0.00%
% of Offering Purchased by other Portfolio of the Fund & other Investment companies advised by the Adviser or any Subadviser 0.10% Sum 0f (14)and (15) 0.10%
% of Portfolio Assets applied to the Purchase  0.75%
Is the adviser, any subadviser or any person of which the Adviser or subadviser is an affiliated person, a manager or Comanager of the offering? NO
Were Purchases Designated as Group Sales or otherwise allocated
To the adviser, any subadviser or any person of whom the adviser
Or subadviser is an affiliated person?  NO



Fund  International Equity
Underwriter  Merill Lynch
Name of issuer  PetroBras
Title of security   PetroBras
Date of offering   9/Aug/00
Amount of  Total Offering   153,500,000 shares
Unit Price  $24.00
Underwriting Spread or Commission  $0.06
Dollar Amount of Purchased  $ 24,240,000
Number of Shares Purchased  15,600
Years of Continuous Operation  3+
% of Offering Purchased by Portfolio  0.01%
% of Offering Purchased by other Portfolio of the Fund & other Investment companies advised by the Adviser or any Subadviser 0.72% Sum 0f (14)and (15) 0.73%
% of Portfolio Assets applied to the Purchase  1.00%
Is the adviser, any subadviser or any person of which the Adviser or subadviser is an affiliated person, a manager or Comanager of the offering? NO
Were Purchases Designated as Group Sales or otherwise allocated
To the adviser, any subadviser or any person of whom the adviser
Or subadviser is an affiliated person?  NO



Fund  International Equity
Underwriter  Merrill Lynch
Name of issuer  United Microelectronics
Title of security   United Microelectronics
Date of offering  18/Sep/00
Amount of  Total Offering  90,000,000 shares
Unit Price  $14.35
Underwriting Spread or Commission  $0.37
Dollar Amount of Purchased  $ 8,610,000
Number of Shares Purchased  9,236
Years of Continuous Operation  3+
% of Offering Purchased by Portfolio  0.01%
% of Offering Purchased by other Portfolio of the Fund & other Investment companies advised by the Adviser or any Subadviser 0.67% Sum 0f (14)and (15) 0.68%
% of Portfolio Assets applied to the Purchase  0.40%
Is the adviser, any subadviser or any person of which the Adviser or subadviser is an affiliated person, a manager or Comanager of the offering? NO
Were Purchases Designated as Group Sales or otherwise allocated
To the adviser, any subadviser or any person of whom the adviser
Or subadviser is an affiliated person?  NO



Fund:  Focus Portfolio
Issuer:  The Goldman Sachs Group, Inc.
Ratings:  N/A
Date of First Offfering/Trade Date:  8/1/00
Maturity Date/Coupon:  N/A
Unit Price/Yield:  $99.75
Principal Amount of Offering:  $3,990,000,000
Underwriting Spread per Unit:  $2.75
Gross Spread as a % of Price:  2.76%
Subordination Features:  N/A
Sector or Industry:  Finance-Invest Bnkr/Brkr
Years of Continued Operation >3:  >3
From whom Purchased?  Goldman Sachs
Par Value Purch:  N/A
$ Value Purch:  $10,473,750
% of Offering Purchased by Fund:  0.263%
% of Offering Purchased by Assoc Funds:  0.023%
Sum of (15) and (16) (Must < or = 25%):  0.29%*
% of Fund to Assets Purchased by Fund (Must be < or = 3%):  1.83%
Underwriter(s) or Dealer(s) from Whom Purchased
(not Pru Affiliate):  Goldman Sachs
Is Pru Affiliate a Sr. Mgr or Co-Mgr of Offering: Yes
Underwriters:  Refer to Attached
Is Executing Dealer Sr. Mgr or Co-Mgr:  Yes
Does the Pru Affiliate Benefit Directly or Indirectly:  No
Is Purch for the Benefit of the Underwriting Group:  No



Fund:  Large Cap Growth Portfolio
Issuer:  The Goldman Sachs Group, Inc.
Ratings:  N/A
Date of First Offfering/Trade Date:  8/1/00
Maturity Date/Coupon:  N/A
Unit Price/Yield:  $99.75
Principal Amount of Offering:  $3,990,000,000
Underwriting Spread per Unit:  $2.75
Gross Spread as a % of Price:  2.76%
Subordination Features:  N/A
Sector or Industry:  Finance-Invest Bnkr/Brkr
Years of Continued Operation >3:  >3
From whom Purchased?  Goldman Sachs
Par Value Purch:  N/A
$ Value Purch:  $907,725
% of Offering Purchased by Fund: 0.023%
% of Offering Purchased by Assoc Funds:  0.263%
Sum of (15) and (16) (Must < or = 25%):  0.29%*
% of Fund to Assets Purchased by Fund (Must be < or = 3%):  2.01%
Underwriter(s) or Dealer(s) from Whom Purchased
(not Pru Affiliate):  Goldman Dachs
Is Pru Affiliate a Sr. Mgr or Co-Mgr of Offering: Yes
Underwriters:  Refer to Attached
Is Executing Dealer Sr. Mgr or Co-Mgr:  Yes
Does the Pru Affiliate Benefit Directly or Indirectly:  No
Is Purch for the Benefit of the Underwriting Group:  No

*Jennison purchased 0.29% of the offering for the Style Select Series, Inc. Focused Portfolio and the Style Select Series Large Cap Portfolio.



Fund Focused Growth and Income Portfolio
Underwriters  Banc of America Securities
Goldman Sachs
Name of Issuer Goldman Sachs & Co.
Title of Security  Goldman Sachs common stock
Date of First Offering:  8/1/00 (secondary offering)
Amount of Offering  3.99 billion
Unit Price  99.75 sh
Underwriting spread or commission 1.65 (1.65%)
Ratings:  N/A
Maturity Date: N/A
Current Yield: N/A
Yield to maturity: N/A
Subordinates Features: N/A
Nature of issuing Political Entity, if any, including in the case
   Of revenue bonds, underlying entity supplying the revenue: N/A Total Par Value of Bonds Purchased N/A
Dollar Amount of Purchases:  2,130,760
Number of shares purchased:  21,361
Years of continuous operation: >3
Percentage of Offering Purchased by Portfolio .0534%
Percentage of Offering Purchased by other portfolios of the Trust and Other Investment companies advised by the adviser or
   Subadviser   .8314%
Sum of 18 and 19   .8848%
Percentage of Portfolio Assets applied to Purchase 2.1%
Name(s) of Underwriiters or Dealers from whom shares/bonds
Purchased: Goldman Sachs
Is the adviser, any sub-adviser or any person or which the Adviser
   Of  Subadviser is an "affiliated person",  a Manager of
   Co-Manager of the offering?   Co-Manager
Were Purchases designated as Group Sales of otherwise allocated
  To the adviser, an Subadviser or any person  of whom the Advirser
   Or Subadviser is an affiliated person?  no



Fund Mid-Cap Growth
Security Tycom LTD
Date of Transaction 7/26/2000
Purchase Price per Unit  32.00
Amount of commission per unit 0.00
Gross Commission as a % of Price  0.00
Total Amount of Offering 54,375,000
 Total Amount of Purchase  2,400
Purchase as a % of Offering  0.00%
Purchase as a % Fund Assets  0.00%
Name of Affiliated Broker/dealer in Syndicate: Morgan Stanley,
Dean Witter
Name of Broker\Dealer whom securities were purchased: Goldman Sachs & Co.